                                                                    EXHIBIT 10.2

     [Certain confidential information has been omitted from this Exhibit 10.2
                                                                  ------------
pursuant to a confidential treatment request filed separately with the Securities and Exchange Commission. The omitted information is indicated by the symbol "***" at each place in this Exhibit 10.2 where the omitted information
                                   ------------
appeared in the original.]

                            INTERCOMPANY AGREEMENT

     This Intercompany Agreement (the "Agreement") is entered into this 4th day of April, 2000 between Heidrick & Struggles International, Inc., a Delaware corporation, and its subsidiaries ("Heidrick"), and LeadersOnline, Inc., a Delaware corporation ("Leaders").

                                   RECITALS

     A. Heidrick is one of the leading executive search firms in the world and renders such services in essentially all major commercial and financial centers.

     B. Leaders is a search firm that operates an Internet-based recruiting service through which it identifies applicants suitable to fill positions at companies and other organizations, at levels below those for which Heidrick provides its services (the "Leaders Business").

     C. Leaders is currently a wholly-owned subsidiary of Heidrick. Nonetheless, both parties desire that Leaders operate as an independent entity.

                                   AGREEMENT
                                   ---------

     It is hereby agreed as follows:

     1.   Definitions.  As used herein, the following terms shall have the
          -----------
following meanings:

          1.1  "Confidential Information" shall be as defined in Section 10.

          1.2 "Heidrick Account" shall mean any entity with which Heidrick has an agreement to refer candidates in order to fill specified positions within that entity.

          1.3 "Leaders Account" shall mean any entity with which Leaders has an agreement to refer candidates in order to fill specified positions within that entity.

          1.4  "Minimum Fee Amounts" shall be as defined in Section 2.

          1.5 "Referred Heidrick Account" shall mean a Heidrick Account which is obtained by Heidrick as a direct result of a marketing lead provided by Leaders.

          1.6 "Referred Leaders Account" shall mean a Leaders Account which is obtained by Leaders as a direct result of a marketing lead provided by Heidrick.

          1.7 "Search Fees" shall mean amounts actually received by Leaders from a Referred Leaders Account or by Heidrick from a Referred Heidrick Account for the placement of candidates.

     2.   Access to Heidrick's Resources.  Heidrick hereby grants to Leaders
          ------------------------------
reasonable access to all of Heidrick's marketing resources including, without limitation, client lists, contact points with clients, and Heidrick's database of candidates, all as the same may be updated and changed from time to time. Such access must be directly related to Leaders' business objectives and can be denied by Heidrick in those situations where Heidrick reasonably believes it appropriate to do so. Heidrick will establish minimum fee amounts ("Minimum Fee Amounts") for each search assignment within a given country, region, area or office initially as set forth on Exhibit A hereto. Heidrick will, and will cause each of its subsidiaries and affiliates (other than Leaders) to use reasonable commercial efforts to, refer Leaders any search assignment where the reasonably expected search fee is less than the Minimum Fee Amount. Minimum Fee Amounts shall be reviewed at least annually with a view to adjusting them to be in line with then current market conditions. Minimum Fee Amounts can be different within a given country, region, area or office again based primarily upon market conditions. Leaders shall not accept any search assignment for which the expected search fee is greater than the Minimum Fee Amount for such country, region, area or office without the approval of the appropriate Heidrick regional president or his or her designee, which approval will not be unreasonably delayed or withheld.

     3.   Access to Leaders' Resources.  Leaders hereby grants to Heidrick
          ----------------------------
reasonable access to all of Leaders' marketing resources including, without limitation, client lists, contact points with clients, and Leaders' database of candidates, all as the same may be updated and changed from time to time. Such access must be directly related to Heidrick's business objectives and can be denied by Leaders in those situations where Leaders reasonably believes it appropriate to do so.

     4.   Fees Related to Referred Leader Accounts.  In exchange for the access
          ----------------------------------------
referred to in Section 2, above, Leaders shall pay to Heidrick, on an annual basis within thirty (30) days after the close of each calendar year, an amount equal to a percentage of the aggregate amount of Search Fees received and retained by Leaders from each Referred Leaders Account during such calendar year as follows:

                Annual Search Fees                       Fee
                ------------------                       ---

                         ***                             ***

To the extent any such Search Fees are later refunded to a Referred Leaders Account, such amount(s) shall be deducted from Search Fees received in the year in which the refund occurred.

     5.   Fees Related to Referred Heidrick Accounts. In exchange for the access
          ------------------------------------------
referred to in Section 3, above, Heidrick shall pay to Leaders , on an annual basis within thirty (30) days after the close of each calendar year, an amount equal to a percentage of the aggregate amount of Search Fees received and retained by Heidrick from each Referred Heidrick Account during such calendar year as follows:

                Annual Search Fees                       Fee
                ------------------                       ---

                         ***                             ***


----------------
*** Omitted pursuant to a confidential treatment request filed separately.

To the extent any such Search Fees are later refunded to a Referred Heidrick Account, such amount(s) shall be deducted from Search Fees received in the year in which the refund occurred.

     6.   Other Services to be Provided by Heidrick to Leaders.
          ----------------------------------------------------

          6.1    Space. Heidrick hereby grants to Leaders the right to use
                 -----
certain portions of Heidrick's facilities which are identified on Exhibit B
                                                                  ---------
attached hereto and made a part hereof (the "Facilities"), and the common areas associated therewith, upon the terms and conditions hereinafter set forth, to be used and occupied by Leaders solely for the purpose of office space and for no other purpose. Heidrick reserves the right to move Leaders to comparable office space within any Facility, in Heidrick's reasonable discretion.

          6.1.1 Leaders' right to use the Facilities shall commence on the date of this Agreement and shall terminate on the date upon which the particular prime lease for each respective Facility is terminated. In the event a new Facility is added to Exhibit B, and Leaders specifically requests that Heidrick
                     ---------
lease additional space in that Facility for Leaders' operations, Leaders shall have no right to terminate its use and occupancy of such additional space and Leaders shall remain obligated to Heidrick under this Section 6 until the prime lease for that additional space is terminated.

          6.1.2 In consideration for the use of the Facilities, Leaders shall pay to Heidrick any and all costs and expenses attributable to Leaders' use and occupancy of the Facilities including, but not limited to, rent (including its share of all items of additional rent), common area maintenance charges, insurance, office supplies, telephone services, office equipment, furniture, leasehold improvements and related costs and expenses thereto. Leaders also shall pay to Heidrick all other amounts payable by Heidrick under the prime leases which are attributable to Leaders' use of the Facilities or attributable to its agents, employees, customers or invitees. Leaders shall reimburse Heidrick for all fixed costs, in advance, on or before the first day of each calendar month of the term hereof. Each other amount due pursuant to this
Section 6 shall be due and payable on the fifteenth (15th) business day following the date on which Heidrick has given notice to Leaders of the amount thereof. Any payments required hereunder shall be paid without setoff or deduction whatsoever.

          6.1.3 Upon the expiration of the term hereof, or upon any earlier termination of the term or of Leaders' right to possession of any of the Facilities, Leaders shall surrender the Facilities in at least as good condition as at the date of this Agreement, ordinary wear and tear excepted.

          6.1.4 All rights of Leaders hereunder and with respect to the Facilities are subject to the terms, conditions and provisions of the prime leases for the Facilities. Leaders hereby assumes and agrees to perform faithfully and be bound by, with respect to the portion of the Facilities used by Leaders, all of Heidrick's obligations, covenants, agreements and liabilities under the prime leases and all terms, conditions, provisions and restrictions contained in the prime leases.

          6.1.5 Leaders shall not make any changes, alterations or additions in or to the Facilities. Leaders shall maintain casualty insurance with respect to any of Leaders' property located at the Facilities and worker's compensation insurance for all employees working at the Facilities in the amounts set forth in Exhibit C. All policies of
                                                      ---------
liability insurance shall name Heidrick as an additional insured, along with their respective officers, directors or partners, and the respective agents and employees of each of them. Leaders shall not do anything or suffer or permit anything to be done which could result in a default under the prime leases or permit the prime leases to be canceled or terminated.

          6.1.6 In the event Leaders fails to pay any amount hereunder on the date it is due or causes an event of default under the prime leases, Heidrick may terminate Leaders' rights to any or all of the Facilities if, and only if, Leaders has not cured such failure to pay or event of default within thirty (30) days after written notice of the same has been received by Leaders from Heidrick.

          6.1.7 Leaders hereby releases and waives any and all claims against Heidrick and its officers, directors, partners, agents and employees for injury or damage to person, property or business sustained in or about the Facilities by Leaders, its employees, contractors and agents other than by reason of gross negligence or willful misconduct of Heidrick and except in any case which would render this release and waiver void under law.

          6.1.8 Leaders agrees to indemnify, defend and hold harmless Heidrick and its officers, directors, shareholders, partners, agents and employees, from and against any and all claims, demands, liabilities, costs and expenses of every kind and nature, including attorneys' fees and litigation expenses, arising from Leader's occupancy of the Facilities or from any breach or default on the part of Leaders in the performance of any agreement or covenant of Leaders to be performed under this Section 6.1, or from any act or neglect of Leaders or its agents, officers, employees, guests, servants, invitees or customers in or about the Facilities. In case any such proceeding is brought against any of said indemnified parties, Leaders covenants, if requested by Heidrick, to defend such proceeding at its sole cost and expense by legal counsel reasonably satisfactory to Heidrick.

          6.1.9 Leaders shall not assign any of its rights or interests hereunder nor permit its interest to be vested in any third party by operation of law or otherwise.

     6.2. Information Systems. Heidrick and Leaders will work together to form a
          -------------------
research and technology alliance for the purpose of testing new technologies for use in these respective businesses, which alliance will be governed by a separate agreement to be negotiated between the parties.

     6.3. Transfer of Name.
          ----------------

          6.3.1 Heidrick hereby transfers to Leaders, and Leaders hereby accepts, all right, title and interest in and to the name, trademark and service mark "LeadersOnline" (collectively, the "Mark") From and after the date hereof, Leaders will be the owner of the Mark.

          6.3.2 In consideration of the transfer of the Mark, Leaders shall pay to Heidrick a continuing royalty fee (the "Royalty") equal to 3% of the gross revenues of Leaders and its affiliates from any and all sources during the term of this Agreement and thereafter for so long as Leaders is using the Mark. Gross revenues shall be computed in accordance with generally accepted accounting principles consistently applied. The Royalty shall be payable by Leaders to Heidrick quarterly, within 30 days after the end of each calendar quarter during the term of this Agreement. Each payment shall be accompanied by a statement of Leaders' gross revenues, certified by the President or Chief Financial Officer of Leaders. Heidrick shall have the right during normal business hours, upon reasonable notice to Leaders and without interfering with Leaders' business operations, to inspect and audit, or cause to be inspected and audited, the business records of Leaders to confirm the gross revenues of Leaders. If the inspection or audit discloses an understatement of gross revenues by five percent (5%) or more, Leaders shall reimburse Heidrick for the reasonable costs of such inspection or audit, in addition to the understated amount, within 30 days after completion of such inspection or audit.

          6.3.3 Leaders hereby agrees to defend, indemnify and hold harmless Heidrick from and against any and all claims, damages, liabilities, costs and expenses, including reasonable attorneys' fees, arising out of Leaders' use of the Mark.

     6.4. Support.  Heidrick shall provide certain corporate support to
          -------
Leaders, including human resources, accounting, investor relations, access to the following technology elements: Network (LAN/WAN); Email; PeopleSoft; Knowledge Orbiter (Intranet); CD Mounter/Dow Jones/Lexis-Nexis; remote access software and support; systems purchasing and set-up support (using standard Heidrick image for desktop computers, laptop computers and servers), Heidrick corporate library (service); and support hotline (service), and such other services agreed upon by the parties from time to time ("Support Services"). In consideration for such Support Services, Leaders shall pay to Heidrick a "Support Fee" in an amount equal to 115% of all actual costs and expenses incurred by Heidrick in providing such services, including, but not limited to personnel, travel, outside professionals and out-of-pocket expenses. The amount of the Support Fee will be reviewed and agreed upon annually by Heidrick and Leaders. Heidrick and Leaders shall from time to time make a reasonable estimate of the amount of the Support Fee and Leaders shall pay one-twelfth (1/12) of such amount to Heidrick on the first day of each month during the term of this Agreement. Within sixty days following the end of each calendar year, Leaders and Heidrick shall calculate the actual amount of the Support Fee and Leaders shall pay to Heidrick any shortfall. If the estimated payments of the Support Fee exceed the actual Support Fee, Heidrick shall credit the excess against future estimated amounts.

     7.   Participation in Management.  Senior management of each party shall
          ---------------------------
have the right to serve as non-voting members on various committees of the other party, to be mutually agreed on a reasonable basis from time to time. Members who participate on such committees shall have the right to receive materials in advance of, and to attend, all meetings of such committees but shall not have the right to vote.

     8.   Term.  Except as otherwise set forth above, the initial term of this
          ----
Agreement shall be seven (7) years and shall be extended automatically on an annual basis unless either party gives the other party written notice of termination at least six (6) months prior to an anniversary date of this Agreement. Sections 6.3.2 and 6.3.3 shall survive any termination of this Agreement and continue in full force and effect for so long as Leaders is using the Mark.

     9.   Access to Information. From and after the date of this Agreement, each
          ---------------------
party hereto shall afford the other party and its authorized accountants, counsel and other designated representatives (collectively, "Representatives") reasonable access (including using reasonable efforts to give access to third parties possessing information) and duplicating rights during normal business hours to all business records (except the marketing resources of the parties which are governed by Sections 2 and 3 of this Agreement), books, contracts, instruments, accounting and financial information, employee and payroll information, computer data, and other data and information (collectively, "Information") within such party's possession relating to such other party or any subsidiary or affiliate of such other party, insofar as such access is reasonably required by such other party for the purposes of audit, accounting, claims, litigation and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations required by applicable law.

     10.  Confidentiality.
          ---------------

          10.1 Each party acknowledges that it or its employees may, in the course of performing its responsibilities under this Agreement, be exposed to or acquire information which is proprietary or confidential to the other party or its affiliates or clients or to third parties to whom such other party owes a duty of confidentiality. Any and all non-public information of any form obtained by either party or its employees in the performance of this Agreement shall be deemed to be confidential and proprietary information (singularly or collectively, "Confidential Information"). Each party agrees to hold all Confidential Information in strict confidence and not to copy, reproduce, sell, assign, license, market, transfer or otherwise dispose of, give, or disclose such Confidential Information to third parties or to use such Confidential Information for any purposes whatsoever other than as contemplated by this Agreement and to advise each of its employees who may be exposed to such Confidential Information of their obligations to keep such information confidential.

          10.2   Confidential Information shall not include information which is
(i) in or becomes part of the public domain other than by disclosure by either party in violation of this Agreement, (ii) demonstrably known to the other party previously, (iii) independently developed by the other party outside of this Agreement, or (iv) rightfully obtained by the other party from third parties that are not under an obligation of confidentiality to the disclosing party.

     11.  Data Protection and Privacy.  Each party shall ensure that all
          ---------------------------
information with respect to candidates in its respective database is treated as "private" and not released to clients or other third parties without the permission of the candidate.

     12.  Indemnification.
          ---------------

          12.1 Except with respect to any matter otherwise specifically provided for under this Agreement, Leaders shall indemnify, defend and hold harmless Heidrick and all of Heidrick's subsidiaries and their directors, officers, employees and agents from and against any and all Losses (as hereinafter defined) of Heidrick and Heidrick's subsidiaries (i) arising out of or relating to the Leaders Business, whether such Losses relate to events occurring, or asserted before, on or after, the date of this Agreement; or (ii) arising out of any breach by Leaders of any representation, warranty or covenant contained in this Agreement.

          12.2 Except with respect to any matter otherwise specifically provided for under this Agreement, Heidrick shall indemnify, defend and hold harmless Leaders and all of Leaders' subsidiaries and their directors, officers, employees and agents from and against any and all Losses of Leaders and Leaders' subsidiaries (i) arising out of or relating to the business of Heidrick, whether such Losses relate to events occurring, or asserted before, on or after the date of this Agreement; or (ii) arising out of any breach by Heidrick of any representation, warranty or covenant contained in this Agreement.

          12.3 For purposes of this Section 12, the term "Loss" or "Losses" means all losses, liabilities, damages, claims, demands, judgments or settlements of any kind or nature, known or unknown, fixed, accrued, absolute or contingent, liquidated, or unliquidated, including reasonable attorneys' fees and other reasonable costs and expenses relating thereto, provided, however, that the amount of any Losses shall be reduced by any insurance proceeds recovered by or on behalf of the person or entity incurring the Losses.

          12.4 The party entitled to be indemnified hereunder shall provide prompt written notice of any Loss to the indemnifying party. The indemnifying party shall have the right, at its expense, to control the defense of any action or proceeding related to a Loss.

     13.  General.
          -------

          13.1 Neither party may assign, sublicense, subcontract or otherwise transfer or encumber any of its rights or obligations under this Agreement without the prior written consent of the other party.

          13.2 No amendment of or supplement to this Agreement or any of its terms shall be effective unless made in writing and signed by or on behalf of each party hereto.

          13.3 Each party shall reimburse the other party for any and all costs and expenses, including reasonable attorneys' fees, suffered or incurred by the other party in connection with interpretation or enforcement of this Agreement.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed as of the date first above written.


                                   HEIDRICK & STRUGGLES INTERNATIONAL, INC.

                                   By:  /s/  Donald M. Kilinski
                                      -------------------------------------

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


                                   LEADERSONLINE, INC.

                                   By:  /s/  Michael T. Christy
                                      -------------------------------------

                                       8